EXHIBIT 99.1

Citius Pharmaceuticals, Inc. Announces Appointment of Mr. Suren Dutia to Its Board of Directors

Maynard, Massachusetts–October 8, 2015– Citius Pharmaceuticals, Inc. (OTCQB: CTXR), (the “Company”) announced today that it has appointed Mr. Suren Dutia to the board of directors effective October 8, 2015.

Mr. Dutia, an advocate for entrepreneurship, is a senior fellow of the Ewing Marion Kauffman Foundation since early 2011 and also served as the Senior Fellow for two years with the Skandalaris Center for Entrepreneurial Studies at Washington University in St. Louis. With the Kauffman Foundation, Mr. Dutia has been involved in varied initiatives, including building and growing entrepreneurial ecosystems, immigration policy, Diasporas networks, White Paper on AgTech, and assisting a number of grantees who contribute to fostering innovation and entrepreneurship. From February 2006 to May 2010, he served as the CEO of TiE Global, one of the largest non-profit organizations involved in fostering entrepreneurship globally. Recently, he served as an independent director of LifeProof (acquired by Otterbox) and Anvita Health (acquired by Humana). Currently he serves as an independent director on the boards of Flint Rehabilitation Devices, Nanopore Diagnostics, and Vahan.

Prior to these activities, Mr. Dutia served as president and CEO of Xscribe Corporation, a publicly traded company for more than ten years. Preceding Xscribe, he held a number of leadership positions with Boston-based Dynatech Corporation for seven years, including five years as president of a medical instruments company overseeing four subsidiaries. Prior to working in the private sector, Mr. Dutia spent ten years in the non-profit and public sectors including one year in the U. S. Department of Education in the Carter Administration.

Mr. Dutia received B.S. and M.S. degrees in chemical engineering and a B.A. in political science from Washington University in St. Louis, and holds an MBA degree from the University of Dallas in Irving, Texas.

Citius Pharmaceuticals CEO, Leonard Mazur noted that, “Suren brings his vast experience in assisting emerging entrepreneurial companies to grow and execute on their business plan. We hope to benefit from his financial management skills and strategic vision while growing our Company.”

About Citius Pharmaceuticals, Inc.

Citius is a specialty pharmaceutical company dedicated to the development and commercialization of therapeutic products for large and growing markets using innovative, patented or proprietary formulations of previously approved pharmaceutical products. We seek new and expanded indications for previously approved pharmaceutical products as a means to achieving leading market positions or potential market exclusivity. By using previously approved drugs with substantial safety and efficacy data, we seek to reduce the risks associated with pharmaceutical product development. We seek to achieve these objectives by utilizing the U.S. Food and Drug Administration’s, or FDA’s, 505(b)(2) pathway for our new drug approvals. We believe this pathway is comparatively faster, lower risk and less expensive than the FDA’s traditional new drug approval pathway. In addition, we focus on obtaining intellectual property protection with the objective of listing relevant patents in the FDA Orange Book in order to limit generic competition.

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Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

For additional information, please contact:

Robert Haag
Managing Partner
IRTH Communications
CTXR@irthcommunications.com

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